Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2021 (April 12, 2021 as to the effect of the reverse stock split described in Note 2 and as to the concurrent private placement discussed in Note 16) relating to the financial statements of DoubleVerify Holdings, Inc., appearing in Registration Statement No. 333-254380 on Form S-1, as amended.

/s/ DELOITTE & TOUCHE LLP

New York, NY

April 20, 2021